Exhibit 99.1

ENERGY TRANSFER, SUNOCO LOGISTICS AND PHILLIPS 66 ANNOUNCE

SUCCESSFUL COMPLETION OF PROJECT FINANCING

FOR BAKKEN PIPELINE JOINT VENTURES

DALLAS and HOUSTON – August 2, 2016 - Energy Transfer Partners, L.P. (NYSE: ETP), Sunoco Logistics Partners L.P. (NYSE: SXL) and Phillips 66 (NYSE: PSX) announce the successful completion of the project-level financing of the Dakota Access Pipeline (DAPL) and Energy Transfer Crude Oil Pipeline (ETCOP) projects (collectively the “Bakken Pipeline”). The $2.5 billion facility is anticipated to provide substantially all of the remaining capital necessary to complete the projects.

The project-level financing was executed with a syndicate of financial institutions on a limited recourse basis in accordance with certain guaranties. Mainline construction of the Bakken Pipeline commenced on May 16, 2016, and it is expected to be ready for service by the end of 2016.

Through wholly owned subsidiaries, Bakken Holdings Company, LLC owns a 75 percent membership interest in each of Dakota Access, LLC and Energy Transfer Crude Oil Company, LLC, the entities responsible for developing, owning and operating the Bakken Pipeline. The remaining 25 percent of each of Dakota Access, LLC and Energy Transfer Crude Oil Company, LLC is owned by wholly owned subsidiaries of PSX. Bakken Holdings Company, LLC is owned 60 percent by a wholly owned subsidiary of ETP and 40 percent by a wholly owned subsidiary of SXL.

DAPL is expected to deliver in excess of 470,000 barrels per day of crude oil from the Bakken/Three Forks production area in North Dakota to market centers in the Midwest. DAPL will provide shippers with access to Midwestern refineries, unit-train rail loading facilities to enable deliveries to East Coast refineries, and the Gulf Coast market through an interconnection in Patoka, Illinois, with ETCOP, which will provide crude oil transportation service from the Midwest to the Sunoco Logistics Partners and Phillips 66 storage terminals located in Nederland, Texas.

About Phillips 66

Phillips 66 is a diversified energy manufacturing and logistics company. With a portfolio of Midstream, Chemicals, Refining, and Marketing and Specialties businesses, the company processes, transports, stores and markets fuels and products globally. Phillips 66 Partners, the company’s master limited partnership, is an integral asset in the portfolio. Headquartered in Houston, the company has 14,000 employees committed to safety and operating excellence. Phillips 66 had $50 billion of assets as of June 30, 2016. For more information, visit www.phillips66.com or follow us on Twitter @Phillips66Co.

About Energy Transfer Partners

Energy Transfer Partners, L.P. (NSYE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates more than 62,500 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP’s general partner is owned by Energy Transfer Equity, L.P. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.

About Sunoco Logistics

Sunoco Logistics Partners L.P. (NYSE: SXL) is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil, natural gas liquids and refined products pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, natural gas liquids and refined products. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. For more information, visit the Sunoco Logistics Partners L.P. website at www.sunocologistics.com.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in each registrant’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The registrants undertake no obligation to update or revise any forward-looking statement to reflect new information or events.

The information contained in this press release is available on ETP’s web site at www.energytransfer.com.

Contacts

Phillips 66

Investor Relations:

Rosy Zuklic, 832-765-2297

rosy.zuklic@p66.com

or

C.W. Mallon, 832-765-2297

c.w.mallon@p66.com

or

Media Relations:

Dennis Nuss, 832-765-1850

dennis.h.nuss@p66.com

or

Energy Transfer

Investor Relations:

Energy Transfer

Brent Ratliff, 214-981-0795

or

Media Relations:

Granado Communications Group

Vicki Granado, 214-599-8785

Cell: 214-498-9272

or

Sunoco Logistics

Investor Relations:

Peter Gvazdauskas, 215-977-6322

or

Media Relations:

Jeff Shields, 215-977-6056

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